MFA

MORTGAGE INVESTMENTS, INC.

Forward-Looking Statements

When used in this presentation or other written or oral communications, statements which are not historical in nature, including those containing words such as “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend” and similar expressions, are intended to identify "forward-looking statements" for purposes of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and, as such, may involve known and unknown risks, uncertainties and assumptions.

These forward-looking statements are subject to various risks and uncertainties, including, but not limited to, those relating to: changes in interest rates and the market value of MFA’s MBS; changes in the prepayment rates on the mortgage loans securing MFA’s MBS; MFA’s ability to use borrowings to finance its assets; changes in government regulations affecting MFA’s business; MFA’s ability to maintain its qualification as a REIT for federal income tax purposes; and risks associated with investing in real estate assets, including changes in business conditions and the general economy. These and other risks, uncertainties and factors, including those described in the annual, quarterly and/or current reports that MFA files with the SEC, could cause MFA’s actual results to differ materially from those projected in any forward-looking statements it makes.

All forward-looking statements speak only as to the date they are made and MFA does not undertake, and specifically disclaims, any obligation to publicly update or revise any forward-looking statement to reflect events or circumstances occurring after the date of such statement. You are cautioned that MFA’s actual results could differ materially from those set forth in such forward-looking statements.

MFA Overview

MFA invests on a leveraged basis in *high-quality* hybrid and adjustable-rate mortgage-backed securities

Current Interest Rate Environment

The Yield Curve is inverted. Despite an increase in federal funds from 1.00% to 5.25%, the ten-year treasury rate is approximately 4.65%

Newly originated ARMs are generally 5/1 or 7/1 hybrids with initial fixed rate terms approximately 25 basis points lower than 30-year fixed rate mortgages and often feature an interest-only period.

When the fixed rate period of a hybrid mortgage ends, the homeowner generally will prepay.

Inverted Yield Curve

U.S. Treasury Curves



5.2
5.0
4.8
4.6
4.4
4.2
4.0
Yield (%)
3 Month
6 Month
2 Year
3 Year
5 Year
10 Year
Maturity
12/30/2005
12/29/2006
5/2/2007

Source: Bloomberg

MFA

Current Interest Rate Environment

Due to the impact of…

- *Increases of Fed Funds from 1.00% to 5.25%*
- *The inverted yield curve*
- *An initial fixed rate period for hybrid MBS*

…MFA's spread remains below its historical average. However, MFA has been able to raise the common dividend from $0.05 in the third quarter of 2006 to $0.08 for the first quarter of 2007.

Investment Strategy

High credit quality

- Approximately 99% of MFA's assets are agency MBS, other AAA-rated MBS, related receivables and cash[(1)]
- Assets are liquid and easy to finance

(1) As of March 31, 2007

Hybrid and ARM MBS

- After initial fixed term, coupons reset based on short-term interest rates
- Less price risk due to adjustability of coupon
- Repricing gap between assets and liabilities is approximately 8 months assuming a prepayment rate of 25% CPR[(1)]

(1) As of March 31, 2007

Investment Strategy

Maintain conservative debt-to-equity ratio

- Leverage limits set by discipline
- Flexibility to opportunistically take advantage of market conditions
- Currently anticipate increasing debt-to-equity ratio from 8.3:1[(1)] to approximately 9.5:1

(1) As of March 31, 2007

Current MBS Assets

MBS by Time to Reset or Prepayment*


Greater than 60 Months 4%
37 to 60 Months 24%
25% Reset
19% Estimated Prepays
Within 12 Months 44%
25 to 36 Months 13%
13 to 24 Months 15%

(1) As of March 31, 2007

* Applying a 25% constant prepayment rate ("CPR")

Interest Spread Over Time



10.00%
9.00%
8.00%
7.00%
6.00%
5.00%
4.00%
3.00%
2.00%
1.00%
0.00%
Mar-00
Jun-00
Sep-00
Dec-00
Mar-01
Jun-01
Sep-01
Dec-01
Mar-02
Jun-02
Sep-02
Dec-02
Mar-03
Jun-03
Sep-03
Dec-03
Mar-04
Jun-04
Sep-04
Dec-04
Mar-05
Jun-05
Sep-05
Dec-05
Mar-06
Jun-06
Sep-06
Dec-06
Mar-07
Net Spreads:
High: 2.15%
Low: -0.03%
Average: 1.06%
Net Yield on Interest Earning Assets
Cost of Funds

MFA

Increasing Portfolio Yield

Positive Impact of New Investments on Portfolio Yield



6.0%
5.5%
5.0%
4.5%
4.0%
3.5%
Jan-06
Feb-06
Mar-06
Apr-06
May-06
Jun-06
Jul-06
Aug-06
Sep-06
Oct-06
Nov-06
Dec-06
Jan-07
Feb-07
Mar-07
Yield on Assets Acquired Prior to 2006
Yield on Assets Acquired After 2006
Total Portfolio
Cost of Funds as of March 31, 2007

MFA

Poised to Benefit From Opportunities in the MBS Marketplace

- MFA is positioned to take advantage of higher yields as they become available.
- MFA believes that non-agency MBS rated below "AAA" will continue to be negatively impacted as housing prices decline.
- As MBS are impacted by increased delinquencies, defaults and credit losses, mortgage investors will demand higher yields, widening available spreads.

Investment Highlight Summary

- 99% "AAA" Portfolio
- While not straight line due to seasonality of prepays, MFA asset yield is expected to trend up
- MFA interest expense already reflects prior Fed Fund increases
- Potential for higher spread investment upon return to normal yield curve

MFA

MFA

MORTGAGE INVESTMENTS, INC.